SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

BT BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

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BT BRANDS, INC.

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Dear Stockholders:

We are writing to advise you that stockholders of BT Brands, Inc., a Wyoming corporation (our “company,” “we” or “us”), holding a majority of the outstanding shares of our common stock executed a written consent in lieu of a special meeting dated December 12, 2020 authorizing our Board of Directors to take all steps necessary to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-two (1:2) shares (the “Reverse Split”). Our board of directors (the “Board”) also approved the proposed Reverse Split on December 12, 2020 but has not yet determined whether to implement the Reverse Split.

Our Board has fixed the close of business on December 12, 2020 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Reverse Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders. This Information Statement will be mailed on or about January 4, 2021 to stockholders of record at the close of business on the Record Date. The Board may effectuate the Reverse Split at any time prior to the first anniversary of the date of the written consent, subject to the restrictions imposed by Rule 14c-2 of the Exchange Act.

The written consent that we received from the holders of a majority of the outstanding shares of our common stock constitutes the only stockholder approval required to approve the Amendment and the Reverse Split under the Wyoming Business Corporation Act (the “WBCA”), our articles of incorporation and our bylaws.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act of the action described above before it takes effect. This letter is the notice required by WBCA Section 17-16-704.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Please feel free to call us at (701) 277-0080 should you have any questions on the enclosed Information Statement.

For the Board of Directors of
BT BRANDS, INC.

Date: January 4, 2021	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

BT BRANDS, INC.

405 Main Avenue West

West Fargo, ND 58078

INFORMATION STATEMENT

January 4, 2021

GENERAL INFORMATION

BT Brands, Inc. (the “Company,” “we,” “us” or “our”) is furnishing this Information Statement to you to provide a description of actions taken by our board of directors (the “Board”) on December 12, 2020 and by the holders of our common stock, par value $0.001 per share (“Common Stock”) (the “Majority Stockholders”), in accordance with the relevant sections of our articles of incorporation, our bylaws and the Wyoming Business Corporation Act (the “WBCA”).

This Information Statement is being mailed on or about January 4, 2021 to stockholders of record on December 12, 2020 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before such action takes effect. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF OUR COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

General Description of Corporate Action

On December 12, 2020, the Board unanimously approved an amendment to our Articles of Incorporation (the “Amendment”) to effect a reverse stock split of all outstanding shares of our Common Stock, at an exchange ratio of one-for-two (1:2) shares (the “Reverse Split”), with the Board maintaining the discretion of whether or not to implement the Reverse Split. On December 12, 2020, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Amendment and the Reverse Split.

The Board will effect the Reverse Split, if at all, by filing the Amendment with the Wyoming Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the Stockholder Consent. A form of the Amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A. No further action on the part of our stockholders is required to authorize or effect the Reverse Split.

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Summary of Reverse Split

Below is a brief summary of the Reverse Split:

•

At an exchange ratio of one-for-two (1:2) shares, the issued and outstanding shares of Common Stock shall be reduced on the basis of one post-stock split share of our Common Stock for every two pre-stock split shares of Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the consolidation.

•

As a result of the reduction of our Common Stock, the pre-split total of issued and outstanding shares of 8,095,005 shall be consolidated to a total of approximately 4,047,503 issued and outstanding shares (depending on the number of fractional shares rounded up to whole shares).

•	The par value of our Common Stock will increase from $0.001 to $0.002.

APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Under the WBCA and our articles of incorporation and bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Under the WBCA, Amendment and the Reverse Split require the approval of the holders of a majority of the outstanding securities.

Our Board unanimously approved the Amendment and the Reverse Split on December 12, 2020, subject to stockholder approval, and on December 12, 2020, the holders of approximately 66.35% of the outstanding shares of Common Stock executed and delivered to us the Stockholder Consent approving the Reverse Split.

Accordingly, we have obtained all corporate approval required for the Amendment and the Reverse Split. We do not require and we are not seeking any further consent to the Amendment and the Reverse Split. This Information Statement is furnished solely for the purposes of advising stockholders of the approval of the Reincorporation and giving stockholders notice of the Reincorporation, as required by the WBCA and the Exchange Act.

MECHANICS AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

General

At an exchange ratio of one-for-two (1:2) shares approved by the Board and the Majority Stockholders, pursuant to the Reverse Split, if the Board determines to proceed with the Reverse Split, every two shares of our Common Stock will automatically be converted into one share of Common Stock. No fractional shares will be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder will be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation will be rounded up to the next whole share.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the actions approved by the Board and the Majority Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement constitutes the notice to our stockholders of the Amendment and the Reverse Split as required by Rule 14c-2 under the Exchange Act.

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF WHOLE SHARES IN EXCHANGE FOR ANY FRACTIONAL SHARES RESULTING FROM THE REVERSE SPLIT.

Effect on Holders of Common Stock

The principal effect of the Reverse Split, if the Board determines to proceed with the Reverse Split, will be that the number of shares of Common Stock issued and outstanding will be reduced from 8,095,005 shares to approximately 4,047,503 shares (depending on the number of whole shares issued in exchange for any fractional shares). Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share, as described below under “Fractional Shares.”

The Reverse Split, if effected, will not change the number of authorized shares of Common Stock, which will continue to be 50,000,000 shares of Common Stock. Upon the effective date of the Reverse Split, if the Board determines to proceed with it, the par value of our Common Stock will be increased in proportion to the exchange ratio from $0.001 to $0.002.

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The Reverse Split, if the Board determines to proceed with it, will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes as a result of the “rounding up” of fractional shares. Our Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective date of the Reverse Split divided by two). The Reverse Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.

Procedure for Exchange of Stock Certificates

We anticipate that the Reverse Split will become effective approximately twenty (20) days after the mailing of an Information Statement under Regulation 14C to stockholders entitled to receive same. Beginning on the effective date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. Stockholders may, but are not required to, exchange their stock certificates for new certificates evidencing post Reverse Split shares of Common Stock.

Our transfer agent, Action Stock Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders can exchange certificates representing the pre-Reverse Split shares of our Common Stock for post-Reverse Split shares of Common Stock. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Anti-Takeover Effects of the Reverse Split

THE OVERALL EFFECT OF THE REVERSE SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS INCREASE THE DIFFICULTY OF REMOVING MANAGEMENT.

The effective increase in our unissued shares could potentially be used by management to prevent a take-over attempt. The over-all effects of the Amendment might be to render it more difficult to consummate or otherwise discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Amendment could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to stockholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

The Amendment is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

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PURPOSE OF THE REVERSE SPLIT

Our Common Stock does not currently trade on any market nor is it quoted on an interdealer quotation system. Our Common Stock has been approved for quotation on the OTC Pink Open Market, a marketplace for the trading of over-the-counter stocks which is operated by the OTC Markets Group, but trading of our stock has not been initiated on that market. Management of our Company believes that it is in the best interest of our Company and stockholders to cause our Common Stock to be listed on the NASDAQ Capital Market (the “NCM”). We expect that the NCM would be a more stable market for our Common Stock, provide investors with more liquidity and may afford our Company greater exposure within the investment community and access to capital.

The over-the-counter (OTC) market is a decentralized market where securities that are not listed on major exchanges are traded directly by a network of dealers. OTC Pink companies are not required to file reports with the SEC and, in some cases, little information is publicly available about these companies. Because of the lack of reporting requirements, the market tends to be dominated by investors with a high risk-tolerance. OTC Pink stocks may be illiquid and stock prices may be subject to substantial volatility and, in certain instances, to price manipulation. In addition, securities that trade on the OTC Pink that are priced below $5 are subject the SEC’s “penny stock” rules which impose upon brokers substantial, time consuming procedures to approve customer accounts to trade in these securities. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. All of these factors may make it more difficult for investors to dispose of OTC traded securities and could result in wide swings in prices that are unfavorable for investors and may result in stock price drop suits brought against our Company. Further, since many brokers do not cover OTC securities, our Company would not receive the exposure or the public attention it might on a national exchange, potentially making it more difficult to raise capital.

In order to provide our investors with a stable and potentially more liquid market, management of our Company desires to cause our Common Stock to be listed on the NCM. We believe that if we are successful in obtaining a listing of our Common Stock on the NCM, the stock will generate greater interest among professional investors and institutions, which could provide wider access to capital. We believe that if we are successful in generating interest among such entities, our Common Stock may have greater liquidity and a stronger investor base than if our Common Stock were to be quoted in the OTC Pink Open Market or another OTC market.

In order qualify for listing on the NCM, both our Company and our Common Stock must meet certain criteria under at least one of NASDAQ’s three listing standards for the NCM. These criteria include, among others, the amount of a company’s stockholders’ equity, the market value of unrestricted publicly held shares, and net income from continuing operations. One required criterion which must be met in each of the listing standards is the price of the security. We intend to apply for listing under standards that require that the bid or the closing price is $4 per share. Since our Common Stock is not currently traded or quoted, there is no market information to support the price of our stock when we apply for listing on the NMS. We believe that, given the number of shares of Common Stock currently outstanding and the amount of our annual earnings, it would be difficult to defend a $4 price per share. We believe that by effecting the Reverse Split, our Common Stock, the relative earnings per share would be proportionately increased and we could justify an application to NASDAQ that references a $4 stock price per share.

We currently do not satisfy the criteria for listing under all of NASDAQ’s NMC standards relating to the number of unrestricted round lot shareholders. NASDAQ defines a “round lot holder” is any shareholder who owns 100 or more unrestricted shares of Common Stock. Under NASDAQ rules, at least half of the minimum required number of round lot holders must each hold unrestricted securities with a minimum value of $2,500. As of December 12, 2020, there were 40 round lot holders of our Common Stock and none of them met the requirement of holding unrestricted shares of Common Stock with a minimum value of $2,500. We currently are exploring ways to satisfy acquiring the number of round lot shareholders though we cannot be certain that we will be able to satisfy these requirements in the near future, if ever.

Our Board unanimously approved the Reverse Split on December 12, 2020, but the Board has not yet determined whether to implement the Reverse Split. We believe that granting the Board such discretion provides it with maximum flexibility to react to prevailing market conditions, and the Board will implement the Reverse Split only upon its determination that the Reverse Split is then in the best interests of our Company and our stockholders.

The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Even if we were to effectuate the Reverse Split, we cannot assure investors that a listing application that we file with NASDAQ will be approved or that our stock will be admitted to trade on the NMS. Even if we were to be listed on the NMC, there can be no assurance that our Company or our stockholders will attain the desired results that have been outlined above.

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NO APPRAISAL RIGHTS

Under the WBCA, stockholders are not entitled to appraisal rights with respect to the Amendment to effect the Reverse Split and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the Reverse Split to us and the holders of our Common Stock. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

WE URGE ALL STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO EACH OF THEM OF THE REVERSE SPLIT.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.

•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

Our Company should not recognize gain or loss as a result of the Reverse Split.

EFFECTIVE DATE OF REVERSE SPLIT

The Board will effect the Reverse Split, if at all, by filing the Amendment with the Wyoming Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the Stockholder Consent. Our Board may also abandon the Reverse Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the Reverse Split is in the best interest of our Company and our stockholders for the reasons described herein. No assurance can be given that any of the reasons cited in this Information Statement will ultimately be proven to be correct.

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OUTSTANDING VOTING SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. As of the Record Date, we had issued and outstanding 8,095,005 shares of Common Stock and no shares of preferred stock.

The number of voting shares outstanding excludes shares of Common Stock subject to stock purchase warrants outstanding and shares of Common Stock reserved for issuance pursuant to our 2019 Incentive Stock Plan.

The WBCA provides in substance that unless our Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our Common Stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by the Board out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses. Holders of our Common Stock have no subscription, redemption or conversion rights. The holders of our Common Stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our Common Stock are subject to the terms of any series of preferred stock that may be issued and outstanding from time to time. A vote of the holders of a majority of our Common Stock is generally required to take action under our Articles of Incorporation and Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

At the Record Date, there were 8,095,004 outstanding shares of our common stock. The following table sets forth information regarding the beneficial ownership of our common stock as of the record date by:

●	each person whom we know beneficially owns more than 5% of our common stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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Unless otherwise indicated, the address of each person listed below is c/o the Company, 405 Main Avenue West, Suite 2D, West Fargo, ND 58078.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		% of Shares of Common Stock Beneficially Owned
Officers and Directors
Gary Copperud (1)	2,176,680	(2)	26.89%
Kenneth Brimmer (3)	160,000		1.98%
Jeffrey A. Zinnecker	1,517,080		18.74%
Total for all Officers and Directors
5% Stockholders
Sally Copperud (1)	1,517,080		18.74%
Samuel Vandeputte	692,580		8.56%
Trost Family Trust	692,580		8.56%
Maxim Partners, LLC (3)	629,156	(4)	7.75%

__________

(1)	Gary Copperud and Sally Copperud are husband and wife. Each such person disclaims beneficial ownership of the other’s shares of common stock.
(2)

Includes 329,800 shares of common stock beneficially owned by the Katelyn J. Copperud Trust and 329,800 shares of common stock beneficially owned by the Blake W. Copperud Trust for which trusts Mr. Copperud is the sole trustee.

(3)	Represents shares of common stock owned by Brimmer Company, LLC, an affiliate of Mr. Brimmer.
(4)	The address of this stockholder is 405 Lexington Avenue New York, New York 10174.
(5)	Includes 600,000 shares of common stock and 29,156 shares of common stock issuable upon exercise of warrants exercisable at a price of $1.65 per share.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our Common Stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”), with the SEC. Reports and other information we file with the SEC can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We may send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of this Information Statement, to us at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078, telephone: (701) 277-0080.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may mail notification to, or call us at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

This Information Statement is provided to the holders of Common Stock only for information purposes in connection with the actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

MISCELLANEOUS MATTERS

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about January 4, 2021 to all stockholders of record as of the Record Date. You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Wyoming and the Reverse Split will not become effective until at least 20 calendar days after the mailing of an Information Statement to stockholders entitled to receive same.

By Order of the Board of Directors
BT BRANDS, INC.

Date: January 4, 2021	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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APPENDIX A

FORM OF

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

BT BRANDS, INC.

FIRST: The name of the corporation is BT Brands, Inc.

SECOND: Section 5.1 of the Articles of Incorporation is hereby amended to add the following text after the conclusion of the first paragraph of said Section 5.1:

Upon the effectiveness of these Articles of Amendment to the Articles of Incorporation (the “Effective Time”), every two (2) shares of the Corporation’s Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional share shall be issued in connection with the foregoing combination; all shares of Old Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares of New Common Stock resulting from the combination of the shares so aggregated. Any fractions resulting from the reverse split computation shall be rounded up to the next whole share. The combination and conversion of the Old Common Stock into New Common Stock shall be referred to as the “Reverse Stock Split.”

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

Except as set forth above, Section 5.1 of the Articles of Incorporation shall remain in full force and effect.

THIRD: The amendment was adopted by the Board of Directors of the Corporation on December 12, 2020

FOURTH: The amendment was approved by the Board of Directors and the stockholders in compliance with W.S. 17-16-1003.

Date: ______________________
Gary Copperud, Chief Executive Officer

Telephone Number: _________________________________
Email: _____________________________

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